EXHIBIT 10.21

SECURITY AGREEMENT

This Security Agreement is made this 28th day of December 2007, by Heron Lake BioEnergy, LLC, a Minnesota limited liability company (the “Debtor” or “Borrower”), in favor of Federated Rural Electric Association, a Minnesota cooperative corporation (the “Secured Party”).

In order to secure the payment of a Secured Promissory Note and loan of even date herewith executed by the Debtor and payable to the order of the Security Party (the “Note”), and each and every other debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to the Secured Party under, pursuant to or arising out of the Note and any other document, agreement or instrument relating to the acquisition of electric equipment for the Heron Lake BioEnergy, LLC ethanol facility (the “Project”) in Heron Lake, Minnesota (collectively referred to as the “Borrower Documents”) (whether such debt, liability or obligation exists or is hereafter created or incurred, whether it arises by operation of law or otherwise, or whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sold, joint, several or other joint and several)(said Note and all such other debts, liabilities and obligations of the Debtor to the Secured Party herein are collectively referred to as the “Secured Obligations”), Debtor hereby agrees to as follows:

1.                                       SECURITY INTEREST AND COLLATERAL.  In order to secure the payment and performance of the Secured Obligations, Debtor hereby grants to Secured Party a first priority and senior lien security position on such collateral as defined in the original State of Minnesota Uniform Commercial Code Financing Statement (“Collateral”).  Said Collateral shall include the substation land, substation, all associated substation equipment, and the distribution transformers within the facility as listed.  (See attached Exhibit A)

2.                                       REPRESENTATIONS WARRANTIES AND AGREEMENTS.  Debtor hereby represents and warrants to and covenants with and agrees with Secured Party as follows:

A.                                   Debtor’s principal place of business will continue to be located at 91246 390th Avenue (PO Box 198), Heron Lake, MN 56137.  Debtor’s executive offices are located at 91246 390th Avenue (PO Box 198), Heron Lake, MN 56137.  Debtor’s records concerning its accounts are kept at such address.  During the proceeding one year Debtor has not changed its name or operated or conducted business under any trade name or “d/b/a” which is different from its corporate name or other than Heron Lake BioEnergy, LLC.  Debtor shall promptly notify Secured Party of any change in such name or if it operates or conducts business under any trade name or “d/b/a” which is different from such name.

B.                                     Debtor will:

(i)            promptly pay all taxes or other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection, or continuance of the security interest;

(ii)           keep all Collateral free and clear of all security interests, liens and encumbrances, except any Permitted encumbrances Interests (agreed to in writing by Secured Party);

(iii)          at all reasonable times as provided by the Borrower Documents, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and subject to the Borrower Documents, to reasonably examine, inspect and copy (at Secured Party’s cost) Debtor’s books and records pertaining to the Collateral and its business and financial condition; provided, however, that the Secured Party shall be entitled to provide any and all information received hereunder to any regulatory authority requesting such information and/or to any prospective purchasers of or participants in loans made hereunder (so long as Secured Party uses its best efforts to ensure that such participant also treats such information as confidential);

(iv)          from time to time execute such financing statements as Secured Party may reasonably deem required to be filed in order to perfect its security interest;

(v)           pay when due or reimburse Secured Party on demand for all reasonable costs of collection of any of the Secured Obligations and all other reasonable out-of-pocket expenses (including in each such case reasonable attorney’s fees) incurred by Secured Party in connection with the creation, perfection, satisfaction or enforcement of the security interest or the continuance or enforcement of this Agreement or any or all of the Secured Obligations;

(vi)          execute, deliver, and endorse any and all instruments, documents, assignments, security agreements, or other agreements in writing which Secured Party may at any time reasonably request in order to secure, perfect, protect, or enforce Its security interest and Secured Party’s rights under this agreement;

(vii)         not use or keep Collateral, or permit it to be used or kept for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; and

(viii)        not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that its security interest will be prior and senior to any lien then held or thereafter acquired by any mortgagee of such real property or its assigns if (i) an “Event of Default” occurs under the Borrower Documents of even date, or (Ii) the Debtor at any time fails to perform or observe any agreement contained in this section “2.B.(viii)” and such failure continues for a period of thirty (30) calendar days after Secured Party gives Debtor written notice thereof (or, in the case of agreements contained in clauses (ii) (viii) (ix) of this Section “2.B.”, immediately upon occurrence of such failure, without notice or lapse of time), then Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interest, liens and encumbrances (other than Permitted Interest), the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement or maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and except to the extent that the effect of such payment would be to render any loan or forbearance of any money, usurious, or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all reasonable monies expended and all reasonable costs and expenses (including reasonable attorney’s fees) incurred by Secured Party in the connection with or as a result of Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the rate provided for in the Secured Promissory Note.  Unless prohibited by applicable law and to facilitate the performance or observance by Secured Party of such agreements of the Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as an attorney-In-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance, and other agreements and writings required to be obtained, executed, delivered, or endorsed by Debtor under this agreement.

3.                                       REMEDIES.  Upon the occurrence of any event of default, the Secured Party may exercise anyone or more of the following remedies:

A.                                   Exercise and enforce any and all rights and remedies available after default to Secured Party under the Uniform Commercial Code (“UCC”), or common law; and

B.                                     Exercise or enforce any and all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor, or against any other person or property.

If notice to Debtor of intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) calendar days prior to the date of the intended disposition or other action.

4.                                       MISCELLANEOUS.

4.1.          This Agreement does not contemplate a sale of accounts or chattel paper; and, as provided by law, Debtor is entitled to any surplus and shall remain liable for any deficiency.

4.2.          This Agreement can be waived, modified, amended, terminated or discharged, and the security interest can be released, only explicitly in writing to be signed by a party or parties to be bound thereby; and a waiver by the Secured Party shall be effective only in the specific instance and only for purposes given.

4.3.          Mere delay in the failure to act shall not preclude the exercise or enforcement in any of the Secured Party’s rights or remedies.

4.4.          All rights and remedies of the Secured Party shall be accumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

4.5.          All notices to be given to the Debtor shall be deemed sufficiently given (i) on the day of delivery if hand delivered, (Ii) on the day after mailing it if sent overnight mail or (iii) three (3) days after the postmarked day if mailed postage prepaid, certified or registered, addressed to the Debtor at its last known address.

4.6.          Secured Party’s duty of care with respect to the Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person; and Secured Party need not otherwise preserve, protect, insure or care for any Collateral.

4.7.          Secured Party shall not be Obligated to preserve any rights Debtor may have against any other party, to realize in the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

4.8.          This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their successors and assigns, and shall take effect when signed by Debtor and delivered to Secured Party; and Debtor waives notice of Secured Party’s acceptance hereof.

4.9.          Secured Party may execute this Agreement if appropriate for purposes of filing, but the failure of Secured Party to execute the Agreement shall not affect or impair the validity or effectiveness of this Agreement.

4.10.        Except to the extent otherwise required by law, this Agreement shall be governed by the laws of the State of Minnesota; and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform

Commercial Code and common law shall be construed according to such definitions.

4.11.        If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect; and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein and prescribed hereby.

4.12.        All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Secured Obligations.

4.13.        This Security Agreement shall be construed in accordance with the laws of the State of Minnesota.

IN WITNESS WHEREOF, Debtor has executed and delivered to Secured Party this Security Agreement as of the date and year first above written.

Heron Lake BioEnergy, LLC
(Debtor)

By:	/s/ Robert J. Ferguson
Mr. Robert Ferguson
President

Federated Rural Electric Association
(Secured Party)

By:	/s/ Richard G. Burud
Richard G. Burud
General Manager

Federated Rural Electric Association

Exhibit A to Security Agreement

Exhibit A Attachments

1.                                       Description

2.                                       Zieske Land Survey

3.                                       Federated Transformers

DESCRIPTION

PART OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 16, TOWNSHIP 104 NORTH, RANGE 37 WEST IN WEIMER TOWNSHIP, JACKSON COUNTY, MINNESOTA, DESCRIBED AS FOLLOWS:

COMMENCING AT AN EXISTING IRON MONUMENT AT THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 16; THENCE SOUTH 89 DEGREES 57 MINUTES 49 SECQNDS WEST, BEARING BASED ON JACKSON COUNTY COORDINATE SYSTBM, ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER AND ALONG THE CENTERLINE OF COUNTY STATE AID HIGHWAY NUMBER 24, AS EXISTS, A DISTANCE OF 857.15 FEET, TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89 DEGREES 57 MINUTES 49 SECONDS WEST, ALONG SAID SOUTH LINE AND SAID CBNTERLINE, A DISTANCE OF100.00 FEET; THENCE NORTH 00 DEGREES 02 MINUTES 11 SECONDS WEST A DISTANCE OF 271.02 FEET; THENCE NORTH 89 DEGREES 57 MINUTES 49 SECONDS EAST, PARALLEL WITH THE SOUTH LINE OF SAID SOUTHWEST QUARTER, A DISTANCE OF 100.00 FEET; THENCE SOUTH 00 DBGREES 02 MINUTES 11 SECONDS EAST A DISTANCE OF 271.02 FEET, TO THE POINT OF BEGINNING.

THE TRACT CONTAINS 0.62 ACRES AND IS SUBJECT TO EXISTING COUNTY HIGHWAY EASEMENT AND OTHER EASEMENTS OF RECORD, IF ANY.

Zieske Land Survey

08/28/2007 09:27 5078310100 ZIESKE LAND SURVEY PAGE 02/03

POINT OF BEGINNING
C.S.A.H.
NO. 24
EXISTING HOG BARN
POINT OF BEGINNING

Federated Transformers

Heron Lake BioEnergy, LLC

Transformers

Prepared by: Jag 08.27.07

Updated: Jag 11.05.07

Trans # Ins	KVA	Serial #	Manufacturer	Location
1	300	06J144034	Pauwels	West of Maintenance
2	2000	06J144042	Pauwels	North of Coal Power Shed
3	2000	06J144046	Pauwels	North of Coal Power Shed
4	2000	06J144045	Pauwels	North of Coal Power Shed
5	1500	06J144044	Pauwels	East of Brewing Vats
6	2000	06J144041	Pauwels	East of Process Building
7	2000	06J144040	Pauwels	East of Process Building
8	1500	06J144036	Pauwels	West of Grain Silos
9	1500	06J144035	Pauwels	West of Grain Silos
10	1500	06J144037	Pauwels	South of Wet Cake Pad
11	1500	06J144038	Pauwels	South of Wet Cake Pad
12	2000	06J144039	Pauwels	North of Pump House
13	7.5Mw	20060000783		Substation
14	7.5Mw	20060000784		Substation